Exhibit 99.1

CONSENT

OF

King, Brown & Partners, Inc.

Board of Directors

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112

Members of the Board:

We hereby consent to the citation by National CineMedia, Inc. (the “Company”) of data from our December 2004 study entitled Regal CineMedia Content Vignettes Study in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.

King, Brown & Partners, Inc.

By:	/s/ Chris Grecco
Name: Chris Grecco Title: Executive Partner

January 8, 2007